UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2355 Waukegan Road

Bannockburn, Illinois 60015

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Stericycle, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders on May 21, 2024. At the meeting, stockholders voted on the following proposals:

(1) the election to the Board of Directors of the ten nominees for director named in the proxy statement;

(2) an advisory vote to approve executive compensation (the “say-on-pay” vote); and

(3) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.

The voting results for each proposal were as follows:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Vote
Robert S. Murley	87,268,296	398,779	53,689	2,180,973
Cindy J. Miller	87,326,943	344,497	49,324	2,180,973
Brian P. Anderson	86,919,411	744,779	56,574	2,180,973
Lynn D. Bleil	85,587,136	2,077,656	55,972	2,180,973
Thomas F. Chen	86,666,208	996,362	58,194	2,180,973
Victoria L. Dolan	87,073,848	593,007	53,909	2,180,973
Naren K. Gursahaney	87,355,520	307,806	57,438	2,180,973
J. Joel Hackney, Jr.	86,826,947	837,648	56,169	2,180,973
Stephen C. Hooley	86,818,755	849,381	52,628	2,180,973
James L. Welch	86,866,576	798,019	56,169	2,180,973

Proposal 2 – Advisory Vote to Approve Executive Compensation (the “say-on-pay” vote)

For	Against	Abstain	Broker Non-Vote
85,231,986	2,410,975	77,803	2,180,973

Proposal 3 - Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
86,545,513	3,303,635	52,589	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2024		Stericycle, Inc.

	By:	/s/ Janet H. Zelenka
Janet H. Zelenka
Executive Vice President, Chief Financial Officer, and Chief Information Officer